IN THE UNITED STATES DISTRICT COURT
                   FOR THE EASTERN DISTRICT OF PENNSYLVANIA

          - - - - - - - - - - - - - - - - - x
          NORFOLK SOUTHERN CORPORATION, a
          Virginia corporation, ATLANTIC    :
          ACQUISITION CORPORATION, a
          Pennsylvania corporation, and     :
          KATHRYN B. MCQUADE,
                                            :
                              Plaintiffs,
                                            :      C.A. No. 96-CV-7167
                    -against-
                                            :
          CONRAIL, INC., a Pennsylvania
          corporation, DAVID M. LEVAN,      :
          H. FURLONG BALDWIN, DANIEL B.
          BURKE, ROGER S. HILLAS, CLAUDE    :
          S. BRINEGAR, KATHLEEN FOLEY
          FELDSTEIN, DAVID B. LEWIS, JOHN   :
          C. MAROUS, DAVID H. SWANSON, E.
          BRADLEY JONES, RAYMOND T.         :
          SCHULER and CSX CO.,
                                            :
                              Defendants.
          - - - - - - - - - - - - - - - - - x

                 PLAINTIFFS' MOTION FOR PRELIMINARY INJUNCTION

                    Plaintiffs Norfolk Southern Corporation, Atlantic Acquisition Corporation, and Kathryn B. McQuade hereby move pursuant to Federal Rule of Civil Procedure 65 for a preliminary injunction. The grounds for this motion are set forth in Plaintiffs' Opening Brief In Support Of Their Motion For A Preliminary Injunction And Partial Summary Judgment filed herewith.

                                   ___________________________________
                                   Mary A. McLaughlin
                                   (I.D. No. 24923)
                                   George G. Gordon
                                   (I.D. No. 63072)
                                   DECHERT, PRICE & RHOADS
                                   4000 Bell Atlantic Tower
                                   1717 Arch Street
                                   Philadelphia, Pennsylvania  19103
                                   (215) 994-4000
                                   Attorneys for Plaintiffs

          Of Counsel:

          Steven J. Rothschild
          Andrew J. Turezyn
          Karen L. Valihura
          R. Michael Lindsey
          SKADDEN, ARPS, SLATE, MEAGHER
           & FLOM (DELAWARE)
          One Rodney Square
          P.O. Box 636
          Wilmington, Delaware  19899
          (302) 651-3000

          DATED:  January 2, 1997